Exhibit 99.1

November 14, 2016

Liberty Broadband Corporation to Present at the Morgan Stanley European Technology, Media & Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei,  President and CEO of Liberty Broadband Corporation,  will be presenting at the Morgan Stanley European Technology, Media & Telecom Conference on Wednesday, November 16th at 2:50 p.m. CET at the Hotel Arts in Barcelona, Spain.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook (formerly TruePosition).

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation